Exhibit 23.01


              CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement No. 2-74630 on Form S-16 and Registration Statement Nos. 33-43812 and 33-54534 on Form S-3 (relating to the Northern States Power Company Dividend Reinvestment and Stock Purchase Plan), Registration Statement No. 2-61264 on Form S-8 (relating to the Northern States Power Company Employee Stock Ownership Plan), Registration Statement No. 33-38700 on Form S-8 (relating to the Northern States Power Company Long-Term Incentive Award Stock
Plan), and Registration Statement No. 33-51593 on Form S-3 (relating to the Northern States Power Company $600,000,000 Principal Amount of First Mortgage Bonds) of our report dated January 25, 1995 relating to the consolidated financial statements of Wisconsin Energy Corporation which appears on page 65 of Wisconsin Energy Corporation's Form 10-K for the year ended December 31, 1994, which is incorporated by reference in the Quarterly Report on Form 10-Q of Northern States Power Company (Minnesota) for the quarter ended March 31, 1995.






PRICE WATERHOUSE LLP
Milwaukee, Wisconsin
May 12, 1995